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                                                                     EXHIBIT 10F

                                                                     Page 1 of 6

                                GATX CORPORATION
                     2004 EQUITY INCENTIVE COMPENSATION PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENT

PARTICIPANT                                          NAME

NUMBER OF OPTIONS                                    NUMBER

EXERCISE PRICE PER SHARE                             PRICE

GRANT DATE                                           GRANT DATE

EXPIRATION DATE*                                     EXPIRE DATE

*Subject to earlier termination as provided in the attached terms and conditions.

In partial consideration of the provision of services by the above named Employee, who currently is employed by GATX Corporation (the "Company"), or a subsidiary thereof (such subsidiary and the Company hereinafter collectively "GATX"), and as further incentive to the Employee to advance the interests of the Company, the Company hereby grants to the Employee NUMBER non-qualified stock options (the "Option") to purchase an equal number of "Covered Shares" of common stock of the Company at the per share purchase price (the "Exercise Price") set forth above, determined by the Compensation Committee (the "Committee") of the Board of Directors of the Company in accordance with paragraph 2.2 of the GATX Corporation 2004 Equity Incentive Compensation Plan (the "Plan"), as amended. The Option is not intended to constitute an "incentive stock option" as that term is used in Code section 422. Such grant is expressly subject to the terms and conditions of this Option Agreement as hereinafter set forth and further subject to the terms and conditions of the Plan, both of which are incorporated herein by reference.

Other terms used in the Agreement are defined pursuant to paragraph 16 or elsewhere in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement, consisting of this page and the two pages of Terms and Conditions attached hereto, to be executed the date, month and year first above written.

GATX CORPORATION                    PARTICIPANT

By: _________________________          ____________________________
    Chairman and CEO                            NAME

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            1. Date of Exercise. Subject to the terms and conditions of this
     Agreement, each Installment of Covered Shares of the Option shall be exercisable on and after the Vesting Date for such Installment as described in the following schedule (but only if the Date of Termination has not occurred before the Vesting Date):

                                    VESTING DATE APPLICABLE
     INSTALLMENT                        TO INSTALLMENT
--------------------                -----------------------
50% OF COVERED SHARES                  GRANT DATE + 1 YR
25% OF COVERED SHARES                 GRANT DATE + 2 YRS
25% OF COVERED SHARES                 GRANT DATE + 3 YRS

            2. Notwithstanding the foregoing provisions of this paragraph 2, the Option shall become fully vested and exercisable as follows:

(a) The Option shall become fully exercisable upon the Date of Termination, if the Date of Termination occurs by reason of the Participant's death or Disability.

(b) Only Options which were exercisable immediately prior to the Participant's Date of Termination, or became exercisable upon the Participant's Date of Termination may be exercised on or after the Date of Termination. However, if the Participant is terminated for Cause, all Options not exercised prior to the Participant's Date of Termination will be cancelled immediately.

(c) If the Participant's Date of Termination does not occur prior to the occurrence of a Change in Control, the Option shall become fully exercisable on the date of the Change in Control, subject to the following:

         (i) Upon the occurrence of a Change in Control described in paragraph 5(e) of the Plan with respect to a Participant as described therein (relating to certain transactions involving a subsidiary or business segment), the Installment, if any, scheduled to become exercisable during the calendar year in which such Change in Control occurs shall become exercisable in full for a period beginning on the date on which the Change in Control occurs and ending on the earlier of the end of the calendar year following the consummation of such transaction and the Expiration Date.

         (ii) If the Option does not provide for a tandem SAR, the Participant shall have a right, during the thirty day period following the occurrence of a Change in Control, to receive from the Company cash in an amount equal to the product of:

                  (A) the number of Covered Shares which the Participant elects to have canceled under the then exercisable Options; multiplied by

                  (B)      the excess, if any, of the highest of:

                           (I) the highest reported sales price of the Stock during the sixty days preceding such exercise;

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                           (II)     the highest purchase price for the Stock
                                    shown in any Schedule 13D filed with respect to an acquisition referred to in Section 5(a) of the Plan as paid within the sixty days prior to the date of such report; or

                           (III) the cash and value of property paid per share in any transaction referred to in
                                    Section 5(c) of the Plan;

                           over the Exercise Price.

            3. Expiration. The Option shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

(a)      the seven-year anniversary of the Grant Date;

(b) if the Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

(c)      if the Date of Termination occurs for Cause, the Date of Termination;

(d) if the Date of Termination occurs by reason of Retirement, the five-year anniversary of such Retirement;

(e) if the Date of Termination occurs for any reason other than those listed in subparagraph (b), (c), or (d) of this paragraph 3, the three-month anniversary of such Date of Termination.

            4. Method of Option Exercise. The Option may be exercised in whole or in part by filing a written notice with the Director, Compensation of the Company at its corporate headquarters prior to the Company's close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant's election. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised, all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock owned by the Participant and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required. Except as otherwise provided by the Committee, payments made with shares of Stock shall be limited to shares held by the Participant for not less than six months prior to the payment date. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

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            5. Dividend Equivalents. Participants shall be entitled to receive dividend equivalents beginning on the Grant Date and ending upon exercise of the Options or the Expiration Date, whichever occurs earlier. An account will be established for each participant that will accrue dividend equivalents on the Options. The Participant's account shall be credited with dividend equivalents equal to the product of (a) the number of Covered Shares which the Participant may purchase subject to any adjustment made by the Committee as referred to in paragraph 4.2 (f) of the Plan, and (b) the dividend declared on a single share of the Company's Common Stock with respect to the immediately preceding dividend record date So long as the Options have not been cancelled, accrued dividends will be paid as soon as practical after the Vesting Date of each Installment of Covered Shares as reflected in paragraph 1. Dividend equivalents will be paid within 30 days of each quarterly dividend payable date, subject to supplemental withholding rates for federal, state and FICA taxes. Dividend equivalents will be prorated through the Date of Termination for the quarter in which the Date of Termination occurs on vested Covered Shares.

            6. Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan; provided, however, that, except as otherwise provided by the Committee, such shares may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

            7. Transferability. The Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant.

            8. Heirs and Successors. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of

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         benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

            9. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement shall be final and binding on all persons.

            10. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the Director, Compensation of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

            11. Not An Employment Contract. The Option will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

            12. Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three days after mailing, but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, to the attention of the Director, Compensation at the Company's principal executive office.

            13. Fractional Shares. In lieu of issuing a fraction of a share upon any exercise of the Option, resulting from an adjustment of the Option pursuant to paragraph 4.2(f) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

            14. No Rights As Shareholder. The Participant shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

            15. Amendment. This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the parties.

            16. Definitions. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

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(a)      Cause. The term "Cause" shall mean (i) the willful and continued
         failure of the Participant to perform the Participant's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief, that the Participant's action or omission was in the best interests of the Company.

(b) Change in Control. The term "Change in Control" shall have the meaning ascribed to it in Section 5 of the Plan.

(c) Date of Termination. The term "Date of Termination" means the first day occurring on or after the Grant Date on which the Participant is not employed by the Company (or in the case of a non-employee member of the Board of Directors of the Company, a member on the Board) or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant's employer.

(d) Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a "Disability" during the period in which the Participant is considered to be "disabled" as that term is defined in the Company's long term disability plan.

(e) Retirement. "Retirement" of the Participant means retirement on a "Retirement Date," as that term is defined in the GATX Corporation Non-Contributory Pension Plan for Salaried Employees (the "Pension Plan"); provided that if the Participant is not a participant in the Pension Plan, the Retirement Date shall be the date determined by the Committee.

(f) Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

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